Exhibit 3.4

Exhibit A to Senior Secured Convertible Note

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

PROTEA BIOSCIENCES GROUP, INC.

WARRANT

TO PURCHASE COMMON STOCK OF THE COMPANY

Issue Date: April __, 2017

FOR VALUE RECEIVED, PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Company”), grants the following rights to SUMMIT RESOURCES, INC. and its permitted assigns (individually and collectively, the “Holder”), as of the __ day of April 2017 (the “Issue Date”).

Section 1.	Grant.

The Holder is hereby granted the right (collectively, the “Purchase Rights”), in accordance with the terms and conditions of this Warrant, from the date hereof until the expiration of the Exercise Period (as defined in Section 3.1 hereof), to purchase from the Company that number of fully paid and non-assessable shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company, set forth in Section 2 hereof, at the Exercise Price (as defined in Section 5 hereof), upon delivery to the Company of this Warrant along with the Notice of Exercise form attached as Exhibit 1 hereto, duly executed, and upon tender of the Exercise Price for the shares of Common Stock to be purchased, which Payment shall be made in cash, wire transfer or bank cashier’s check.

Section 2.	Number of Shares of Common Stock Purchasable.

2.1       Subject to the other provisions of this Section 2, this Warrant entitles the Holder to purchase up to an aggregate of twenty million (20,000,000) shares of the Company’s Common Stock (the “Warrant Shares”).

2.2       In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall undertake any reclassification, stock split, reverse stock split, stock dividend or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change solely in, of, or from par value), the Holder shall thereafter be entitled, upon exercise of this Warrant for the same total consideration as presently required, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reclassification by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such Reclassification. Notice of any such Reclassification shall be given to the Holder pursuant to Section 11 hereof.

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2.3       In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall determine to consolidate or merge with, or convey all, or substantially all, of its property or assets to, any other corporation or corporations, or to dissolve, liquidate or wind up, then, as a condition precedent to such consolidation, merger, conveyance, dissolution, liquidation or winding up, notice shall be given to the Holder pursuant to Section 11 hereof and lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive from the Company or from the Company’s successors or assigns, as the case may be, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights, such shares of stock, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights had such consolidation, merger, conveyance, dissolution, liquidation or winding-up not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of the Purchase Rights as herein provided, shall continue and be preserved in respect of any stock or securities which the Holder becomes entitled to purchase.

Section 3.	Exercise Period.

The Purchase Rights represented by this Warrant shall be exercisable in whole or in part from time to time, subject to the terms and conditions set forth herein, after the Issue Date of this Warrant until 5:00 p.m. Eastern time on the seventh (7th) anniversary of the Issue Date hereof (the “Exercise Period”).

Section 4.	Exercise.

The Purchase Rights represented by this Warrant are exercisable at the option of the Holder in whole or in part from time to time, subject to the terms and conditions set forth herein, but not for less than 1,000 shares of Common Stock at a time, at any time and from time to time during the Exercise Period upon the delivery of the Notice of Exercise form to the Company with such notice duly executed and upon tender of the Exercise Price for the shares of Common Stock to be purchased, which Payment shall be made in cash, by wire transfer or bank cashier’s check. The Purchase Rights shall be deemed to have been exercised, and the Holder shall be deemed to have become a stockholder of record of the Company for the purposes of receiving dividends and for all other purposes whatsoever with respect to the shares of Common Stock so purchased, as of the date of delivery of such properly executed notice accompanied by proper tender of the Exercise Price at the principal office of the Company. As promptly as practicable on or after such date, and in any event within three (3) business days thereafter, the Company at its expense shall issue and deliver, or cause to be issued and delivered, to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

Section 5.	Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise.

The exercise price for each share of Common Stock issuable to the Holder hereunder shall be seven and one-half ($0.075) cents per share subject to adjustment hereunder (the “Exercise Price”).

Payment of the Exercise Price shall be made as follows:

(a)       Cash Exercise: The Holder may exercise this Warrant in cash, cashier’s check, wire transfer, then held by the Holder, equal to applicable Exercise Price (a “Cash Exercise”).

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(b) Cashless Exercise: The Holder, at its option, may exercise in whole or in part this Warrant in a “cashless” or “net issue” exercise transaction pursuant to this subsection (ii) (a “Cashless Exercise”). In order to affect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with an Exercise Form, completed and executed, indicating Holders election to affect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X	=	Y * (A - B)
A

with:	X =	the number of Warrant Shares to be issued to the Holder

	Y =	the number of Warrant Shares with respect to which the Warrant is being exercised

	A =	the fair market value per share of Common Stock on the date of exercise of this Warrant

	B =	the then-current Exercise Price of the Warrant

Section 6.	Company’s Warranties and Covenants as to Capital Stock.

The Company has taken all action necessary and appropriate to properly authorize, reserve and issue those shares of Common Stock issuable to the Holder pursuant to this Warrant including an authorization of issuance and setting of the Exercise Price. The Common Stock deliverable on the exercise of the Purchase Rights represented hereby shall, when issued, be duly and validly issued, fully paid and non-assessable. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all Purchase Rights hereby granted.

Section 7.	Transfer; Compliance with Securities Laws

The Purchase Rights shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose. This Warrant and the Common Stock issuable upon exercise of the Purchase Rights, may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee, including, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with applicable federal and state securities laws. Subject to such compliance, the Purchase Rights shall be transferable on said books, in whole or in part, by the Holder in person or by duly authorized attorney upon surrender of this Warrant properly endorsed by the Holder executing the Permitted Transfer or Assignment Form attached hereto and made a part hereof as Exhibit 2. All reasonable and documented costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor. The Company agrees that, while the Purchase Rights remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall insure to persons exercising warrants or applying for transfer of stock, all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their Purchase Rights at any time during which such transfer book shall have been closed.

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Section 8.	Charges, Taxes and Expenses.

Issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant or any portion thereof (and issuance of a replacement warrant certificate in the event of partial exercise) shall be made without charge to the Holder hereof for any issue taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which taxes and expenses shall be paid by the Company. Certificates may be issued in a name other than that of the Holder upon the request of and payment by the Holder of any applicable transfer taxes and compliance with all applicable federal and state securities laws and with all applicable provisions of this Warrant, including but not limited to Section 7 hereof.

Section 9.	Exchange for Other Denominations.

This Warrant is exchangeable for new certificates of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Holder at the time of surrender. In the event of the purchase, at any time prior to the expiration of the Exercise Period, of less than all of the shares of Common Stock purchasable hereunder, the Company shall cancel this Warrant upon surrender thereof, and shall promptly execute and deliver to the Holder hereof a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

Section 10.	Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable and documented expenses incidental thereto, and upon surrender of this Warrant, if mutilated, the Company shall promptly make and deliver a new warrant of like tenor and date, in lieu of this Warrant and shall cancel this Warrant.

Section 11.	Notices Including Certificate of Company in Event of Adjustment.

(a)       Whenever the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Sections 2 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or its President or by such other appropriate officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)       In case:

(i)       the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii)       of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another entity; or

(iii)       of any voluntary dissolution, liquidation or winding-up of the Company;

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then, and in each such case under subclauses (i) through (iii), the Company shall mail or deliver, or cause to be mailed or delivered, to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, at which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities, assets or other property of the Company deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed or delivered at least fifteen (15) business days prior to the date therein specified.

(c)       All notices, requests, consents and demands required by this Warrant shall be in writing and shall be personally delivered or mailed, postage prepaid, to the principal office of the Company at:

PROTEA BIOSCIENCES GROUP, INC.

1301 Pineview Drive, Suite 501

Morgantown, WV 26505

Attn: President

Fax: 304-292-7101

and to the Holder at:

SUMMIT RESOURCES, INC.

303 Middle Collison Road

Mount Lookout, WV 26678

Attn: Steve Antoline

Fax: 304-872-9527

Any notice, request or other communication required or permitted hereunder shall be in writing and shall conclusively be deemed to have been duly given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt.

Section 12.	Miscellaneous

(a)       No Stockholder Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder or any other person the right to vote, consent or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matters, or any other rights whatsoever of a stockholder of the Company.

(b)       Successors and Assigns. Subject to the restrictions on transfer described in Section 7 hereof, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon, and benefit the successors and assigns of, the parties hereto.

(c)       Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles thereof relating to conflicts or choice of law.

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(d)       Waiver and Amendment. This Warrant may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. In case any provision of this Warrant shall be, in whole or in part, invalid, illegal or unenforceable, such provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e)       Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, under seal and delivered on its behalf as of the Issue Date set forth above.

PROTEA BIOSCIENCES GROUP, INC.

By:
Stephen Turner
Chief Executive Officer

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EXHIBIT 1

NOTICE OF EXERCISE PURSUANT TO

ATTACHED WARRANT

                                   , 20___

To: PROTEA BIOSCIENCES GROUP, INC.

(1)       The undersigned, the Holder of record of the attached Warrant of PROTEA BIOSCIENCES GROUP, INC., hereby exercises the option granted by the Purchase Rights evidenced by the attached Warrant [and hereby tenders payment of the Exercise Price as determined by the Warrant] [on a “cashless” basis as permitted by Section 4.2 of the Warrant] to purchase upon the terms set forth in such Warrant [________] shares of Common Stock, which constitutes all [or a portion] of the shares of Common Stock issued pursuant to the Purchase Rights represented by this Warrant of PROTEA BIOSCIENCES GROUP, INC. All capitalized terms used but not defined in this notice have the meanings assigned to such terms in the Warrant.

(2)       In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the undersigned is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), (b) the shares of the Common Stock to be issued are being acquired solely for investment and solely for the account of the undersigned, (c) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws, and (d) the certificate or certificates representing said shares of Common Stock shall bear a restrictive legend prohibiting and restricting transfer of such shares except in compliance with applicable federal and state securities laws.

(3)       Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(4)       Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned or in such other name as is specified below:

ATTEST:	HOLDER:

By:

Name:

Title:

(If certificates for Common Stock or new Warrants are requested in a name other than the undersigned, be advised that the delivery of the certificates and/or new Warrants will be delayed until the Company assures itself that such change is permitted under Section 7 of the Warrant that such change does not violate applicable federal and state securities laws.)

EXHIBIT 2

PERMITTED TRANSFER OR ASSIGNMENT FORM

NOTE: THIS ASSIGNMENT BEARS A RESTRICTIVE LEGEND BELOW

FOR VALUE RECEIVED, the undersigned Holder of record of this Warrant of PROTEA BIOSCIENCES GROUP, INC. (the “Company”), which is dated ___________, hereby sells, assigns and transfers unto the Assignee named below all of the rights, including, without limitation, the Purchase Rights (as such term is defined in this Warrant) of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Transferee/Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of PROTEA BIOSCIENCES GROUP, INC. to make such transfer on the books of PROTEA BIOSCIENCES GROUP, INC., maintained for the purpose, with full power of substitution in the premises.

Attached hereto, if and to the extent requested by the Company, is an opinion of counsel that the assignment does not violate or is exempt from, any federal and state securities laws. As provided in the Warrant, including but not limited to Section 7 of the Warrant, the Company may, in its sole discretion, decide whether such opinion is satisfactory, and Assignee and Holder agree to any reasonable delay in transfer caused by such evaluation and further acknowledge and agree that they shall bear all reasonable and documented costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws.

Accordingly, the following restrictive legend is made applicable to this assignment (and to this Warrant and securities covered by this Warrant as assigned hereby to Assignee):

This Assignment and this Warrant and the securities underlying this Warrant as assigned hereby, have not been registered under the Act, and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Act, any applicable state securities laws and the rules and regulations thereunder.

[Signatures appear on following page.]

Dated:	HOLDER:

By:
Name:
Title:

Dated:	ASSIGNEE:

By:
Name:
Title:

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